Exhibit 10(a)

BANK OF AMERICA 401(K) RESTORATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

BANK OF AMERICA 401(K) RESTORATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

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1.27 Pre-2005 Account	6

1.28 Restoration Plan	6

1.29 Rule of 60	6

1.30 Termination of Employment (or to Terminate Employment)	6

1.31 2005 Account	6

1.32 Vesting Service	6

ARTICLE II DEFERRED COMPENSATION PROVISIONS	8

2.1 Eligibility	8

2.2 Form and Time of Elections	8

2.3 Deferrals	9

2.4 Matching and Make-up Contributions	10

2.5 Account Adjustments	11

2.6 Vesting of Accounts	12

2.7 Special Payment Elections	12

2.8 Distribution Provisions	13

2.9 General Payment Provisions	19

2.10 Catch-Up Contributions	19

2.11 Special Provisions Related to Completion Incentives	19

2.12 Other Contributions	20

ARTICLE III PLAN ADMINISTRATION	21

3.1 Committee	21

ARTICLE IV AMENDMENT AND TERMINATION	22

4.1 Amendment and Termination	22

ARTICLE V MISCELLANEOUS PROVISIONS	23

5.1 Nature of Plan and Rights	23

5.2 Spendthrift Provision	23

5.3 Limitation of Rights	23

5.4 Adoption by Other Participating Employers	24

5.5 Governing Law	24

5.6 Merged Plans	24

5.7 Status Under ERISA	24

5.8 Compliance With Section 409A Of The Code	25

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5.9 Severability	25

5.10 Headings and Subheadings	25

5.11 Social Security Tax	25

5.12 Claims Procedure	25

5.13 Limited Effect Of Restatement	25

5.14 Binding Effect	26

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BANK OF AMERICA 401(K) RESTORATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

THIS INSTRUMENT OF AMENDMENT AND RESTATEMENT is executed by BANK OF AMERICA CORPORATION, a Delaware corporation (the “Corporation”);

Statement of Purpose

The Corporation sponsors the Bank of America 401(k) Restoration Plan (the “Restoration Plan”). The purpose of the Restoration Plan is to provide benefits, on a non-qualified and unfunded basis, to certain associates whose benefits under The Bank of America 401(k) Plan or The Bank of America 401(k) Plan for Legacy Companies are adversely affected by the limitations of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Internal Revenue Code, as well as any other limitations that may be placed on highly compensated participants under such plans.

The Corporation is amending and restating the Restoration Plan effective January 1, 2009 as set forth herein to (i) reflect certain design changes to the Restoration Plan, (ii) provide for the Restoration Plan’s documentary compliance with the requirements of Section 409A of the Code and (iii) otherwise meet current needs.

NOW, THEREFORE, for the purposes aforesaid, the Corporation hereby amends and restates the Restoration Plan effective January 1, 2009 to consist of the following Articles I through V:

ARTICLE I

DEFINITIONS

Unless defined herein, any word, phrase or term used in the Plan shall have the meaning given to it in the 401(k) Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:

1.1	Account

Collectively, the Deferral Account, Matching Contribution Restoration Account, Make-up Contribution Restoration Account and a predecessor company Account (if any).

1.2	Associate

A common law employee of a Participating Employer who is identified as an employee in the personnel records of the Participating Employer.

1.3	Base Salary

The portion of the Eligible Associate’s compensation treated as base salary or wages by the Eligible Associate’s Participating Employer, or for an Eligible Associate who receives commissions, the portion of the Eligible Associate’s compensation treated as draw by the Eligible Associate’s Participating Employer.

1.4	Beneficiary

The “Beneficiary” of a Participant under the 401(k) Plan unless the Participant elects a different Beneficiary for purposes of the Restoration Plan in accordance with such procedures as the Global Human Resources Group may establish from time to time. If there is no Beneficiary election in effect under the 401(k) Plan or the Restoration Plan at the time of a Participant’s death, or if the designated Beneficiary fails to survive the Participant, then the Beneficiary shall be the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s estate.

1.5	Class Year Deferrals

(a)

For each Plan Year, the deferrals of a Participant’s Base Salary under Section 2.3(b) for the Plan Year plus the deferral under Section 2.3(c) of any portion of the Participant’s Eligible Incentive Award earned for services rendered during the Plan Year, including any related adjustments for deemed investments in accordance with Section 2.5.

(b)

In addition, in accordance with Section 2.8(a)(ii), all matching contributions credited to the Restoration Plan for a Participant after 2005 under Section 2.4 plus any other amounts credited to the Restoration Plan for the Participant after 2005 under Section 2.12, including any related adjustments for deemed investments in accordance with Section 2.5, shall collectively constitute one separate set of Class Year Deferrals for the Participant.

(c)

In addition, in accordance with Section 2.8(a)(iii), all make-up contributions credited to the Restoration Plan for a Participant under Section 2.4(d), including any related adjustments for deemed investments in accordance with Section 2.5, shall collectively constitute one separate set of Class Year Deferrals for the Participant.

1.6	Code

The Internal Revenue Code of 1986. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

1.7	Code Limitations

Any one or more of the limitations and restrictions that Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Code place on the pre-tax retirement savings contributions and employer matching contributions for a Participant under the 401(k) Plan. In addition, Code Limitations means and refers to any other limitations on contributions under the 401(k) Plan or established by the 401(k) Plan administrative committee with respect to highly compensated participants.

1.8	Committee

The committee designated pursuant to Section 3.1 of the Restoration Plan.

1.9	Completion Incentive

An incentive award payable to an Eligible Associate upon completion of an assignment outside the United States, which incentive award relates to one or more Plan Years, all pursuant to an incentive arrangement approved for purposes of the Restoration Plan by the Committee.

1.10	Corporation

Bank of America Corporation, a Delaware corporation, and any successor thereto.

1.11	Deferral Account

The account established and maintained on the books of a Participating Employer to record a Participant’s interest under the Restoration Plan attributable to amounts credited to the Participant pursuant to Section 2.3.

1.12	EIP

The Bank of America Corporation Equity Incentive Plan, as in effect from time to time.

1.13	Eligible Associate

For a Plan Year, an Associate who the Global Human Resources Group has determined satisfies the eligibility requirements set forth in Section 2.1 for the Plan Year.

1.14	Eligible Incentive Award

(a)	Any commissions; and

(b)

Any incentive awards payable in cash pursuant to (i) the Bank of America Executive Incentive Compensation Plan or (ii) any other incentive compensation plan of the Corporation or any of its Subsidiaries approved for purposes of this Restoration Plan by the Committee. Eligible Incentive Awards may be payable annually, quarterly, or on such other basis as provided by the applicable plan. Eligible Incentive Awards shall not include contest prizes, hiring, retention or employment referral bonuses, one-time bonuses, suggestion program awards or any severance or similar benefits.

1.15	ERISA

The Employee Retirement Income Security Act of 1974, as amended. References to ERISA shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

1.16	401(k) Plan

With respect to an Eligible Associate, the applicable tax-qualified 401(k) plan in which the Eligible Associate participates: namely, either The Bank of America 401(k) Plan or The Bank of America 401(k) Plan for Legacy Companies, as such plans are in effect from time to time.

1.17	Global Human Resources Group

The Global Human Resources Group of the Corporation.

1.18	Make-up Contribution Restoration Account

The account established and maintained on the books of a Participating Employer to record a Participant’s interest under the Restoration Plan attributable to amounts credited to the Participant pursuant to Section 2.4(d) of the Restoration Plan.

1.19	Matchable Compensation

The total gross Base Salary and Eligible Incentive Awards payable to a Participant during the portion of a Plan Year (if any) during which the Participant is eligible to receive matching contributions under the 401(k) Plan; provided, however, that in no event shall Matchable Compensation for the Plan Year exceed $250,000.

1.20	Matchable Deferrals

The aggregate pre-tax retirement savings contributions made by a Participant under the 401(k) Plan during the portion of a Plan Year (if any) during which the Participant is eligible to receive matching contributions under the 401(k) Plan plus the aggregate deferrals of Base Salary and Eligible Incentive Awards made by the Participant under the Restoration Plan during such period.

1.21	Matching Contribution Restoration Account

The account established and maintained on the books of a Participating Employer to record a Participant’s interest under the Restoration Plan attributable to amounts credited to the Participant pursuant to Section 2.4(b) or Section 2.4(c) of the Restoration Plan.

1.22	Match Rate

The Participant’s Matchable Deferrals for the Plan Year divided by the Participant’s Matchable Compensation for the Plan Year; provided, however, that in no event shall the Match Rate for the Plan Year exceed 5%.

1.23	MFIP

The Columbia Management Group Mutual Fund Incentive Plan adopted by the Corporation, as in effect from time to time.

1.24	Participant

An Eligible Associate who has elected to participate in the Restoration Plan for a Plan Year, or any other current or former Associate who has an Account balance under the Restoration Plan.

1.25	Participating Employer

(a)	The Corporation;

(b)	Each other “Participating Employer” under (and as defined in) the 401(k) Plan on the date hereof;

(c)	Any other incorporated or unincorporated trade or business which may hereafter adopt both the 401(k) Plan and the Restoration Plan.

In addition, the Global Human Resources Group, in its sole and exclusive discretion, may designate certain other entities as “Participating Employers” under the Restoration Plan for such purposes as the Global Human Resources Group may determine from time to time.

1.26	Plan Year

The 12-month period commencing January 1 and ending the following December 31.

1.27	Pre-2005 Account

Deferrals, matching contributions or any other contributions that were credited to the Restoration Plan prior to 2005, including any related adjustments for deemed investments in accordance with Section 2.5.

1.28	Restoration Plan

The Bank of America 401(k) Restoration Plan as in effect from time to time.

1.29	Rule of 60

At the time of Termination of Employment, a Participant’s having (i) completed at least 10 years of Vesting Service; and (ii) attained a combined age and years of Vesting Service equal to at least 60.

1.30	Termination of Employment (or to Terminate Employment)

For the purposes of the Restoration Plan, whether a “Termination of Employment” has occurred shall be determined consistent with the requirements of Section 409A of the Code and the Bank of America 409A Policy.

1.31	2005 Account

(a)	Deferrals, matching contributions or any other contributions that were credited to the Restoration Plan during 2005; plus

(b)	Any deferral of an Eligible Incentive Award for performance year 2005 credited to the Restoration Plan after 2005;

in each case including any related adjustments for deemed investments in accordance with Section 2.5.

1.32	Vesting Service

“Vesting Service” as defined under the tax-qualified pension plan sponsored by Bank of America in which the Participant participates (namely, either The Bank of America Pension Plan, The Bank of America Pension Plan for Legacy Fleet, The Bank of America Pension Plan for Legacy MBNA, The Bank of America Pension Plan for Legacy UST or

The Bank of America Pension Plan for Legacy LaSalle, as such plans are in effect from time to time).

ARTICLE II

DEFERRED COMPENSATION PROVISIONS

2.1	Eligibility

(a)

Determination of Eligible Associates: Prior to each Plan Year, or at such other times as the Global Human Resources Group shall determine consistent with applicable law, the Global Human Resources Group shall determine which Associates shall be Eligible Associates for such Plan Year in accordance with the provisions of this Section.

(b)	Eligible Associates: An Associate shall be an Eligible Associate with respect to a Plan Year if the Global Human Resources Group determines that the Associate either:

(i)	Has an annual rate of Base Salary as of the date of eligibility determination equal to or exceeding the limitation of Section 401(a)(17) of the Code for the previous Plan Year; or

(ii)

Had total cash compensation for the one-year period immediately prior to the date of eligibility determination equal to or exceeding the limitation of Section 401(a)(17) of the Code for the previous Plan Year.

A newly hired Associate shall not be an Eligible Associate unless and until the Associate satisfies the foregoing eligibility requirements for the Plan Year after the Plan Year in which the Associate is hired.

(c)

Administrative Procedures: The Global Human Resources Group, in its discretion, shall establish the administrative procedures with respect to the foregoing eligibility determinations, including without limitation the measurement of total cash compensation for any period. Notwithstanding the foregoing, the Global Human Resources Group may, in its discretion, determine that an Associate or group of Associates who otherwise meet the foregoing requirements are nonetheless ineligible to participate in the Restoration Plan.

2.2	Form and Time of Elections

Each Eligible Associate for a Plan Year may elect to defer under the Restoration Plan such amounts as provided by this Article II in accordance with the procedures set forth in this Section 2.2. Such deferral elections shall be made prior to January 1 of the Plan Year. All elections made under this Section 2.2 shall be made in writing on a form, or pursuant to such other non-written procedures, as may be prescribed from time to time by the Global Human Resources Group and shall be irrevocable for such Plan Year. In addition, if an Eligible Associate elects to defer any Base Salary or Eligible Incentive Awards under the Restoration Plan for a Plan Year, any election by the Eligible Associate to defer compensation under the 401(k) Plan shall also be irrevocable for the Plan Year. An election by an Eligible Associate under this Section 2.2 shall continue in effect for all subsequent Plan Years (during which the Eligible Associate remains an Eligible Associate) unless and until changed or terminated by the Eligible Associate in accordance with procedures established from time to time by the Global Human Resources Group. Any such change in or termination of an election under this Section 2.2 shall be effective as of the January 1 of the next succeeding Plan Year and shall be irrevocable for such Plan Year. If an Eligible Associate elects to participate in the Restoration Plan for a Plan Year, Terminates Employment during the Plan Year and is subsequently re-hired during the same Plan Year as an Eligible Associate, the election to defer under the Restoration Plan with respect to such Plan Year that was in effect prior to Termination of Employment shall remain in effect for the Plan Year after the re-hire date.

2.3	Deferrals

(a)

Deferral Accounts: A Participating Employer shall establish and maintain on its books a Deferral Account for each Eligible Associate employed by such Participating Employer who elects pursuant to Section 2.2 to defer the receipt of any amount under the Restoration Plan. Such Deferral Account shall be designated by the name of the Eligible Associate for whom established. The amount to be deferred under this Section 2.3 for a payroll period shall be credited to such Deferral Account on, or as soon as administratively practicable after, the payroll date. See Section 2.10 regarding the effect of “catch-up” contribution elections under the 401(k) Plan.

(b)

Election to Defer Base Salary: An Eligible Associate for a Plan Year may elect pursuant to Section 2.2 to defer up to 30% of the Eligible Associate’s Base Salary for the Plan Year; provided, however, that no such deferral shall be made unless and until no additional deferrals may be made to the 401(k) Plan because of the Code Limitations.

(c)

Election to Defer Eligible Incentive Awards: Each Eligible Associate for a Plan Year may elect pursuant to Section 2.2 to defer up to 90% of any Eligible Incentive Award otherwise payable to the Eligible Associate for services rendered during the Plan Year (regardless of whether the Eligible Incentive Award is payable during or after the applicable Plan Year). Such deferral shall be made without regard to the Code Limitations. Any portion of an Eligible Incentive Award not deferred under the Restoration Plan shall be excluded from the Eligible Associate’s compensation under the 401(k) Plan in accordance with, and subject to, the terms and provisions of the 401(k) Plan (and therefore shall not be included in determining the amount of the Eligible Associate’s pre-tax retirement savings contributions or employer matching contributions under the 401(k) Plan).

2.4	Matching and Make-up Contributions

(a)

Matching Contribution Restoration Account and Make-up Contribution Restoration Account: A Participating Employer shall establish and maintain on its books a Matching Contribution Restoration Account and/or a Make-up Contribution Restoration Account for each Eligible Associate employed by such Participating Employer who is credited with a matching and/or make-up contribution under this Section 2.4. Such Matching Contribution Restoration Account and/or Make-up Contribution Restoration Account shall be designated by the name of the Eligible Associate for whom established.

(b)

Matching Contributions for Restoration Plan Deferrals: Subject to the provisions of Section 2.4(e), if a Participant defers any amount under the Restoration Plan during a Plan Year in which the Participant is eligible to receive matching contributions under the 401(k) Plan, the Participant shall be eligible to be credited with a matching contribution to the Participant’s Matching Contribution Restoration Account for the Plan Year. The amount of the matching contribution shall equal Amount A less Amount B (but not less than zero), where:

(i)	Amount A equals the Participant’s Match Rate for the Plan Year multiplied by the Participant’s Matchable Compensation for the Plan Year; and

(ii)

Amount B equals the aggregate amount of matching contributions allocated to the Participant’s account under the 401(k) Plan for each payroll period ending during the Plan Year plus the amount of any additional “true-up” match under the 401(k) Plan for the Plan Year.

Matching contributions under the Restoration Plan shall be determined and credited as soon as administratively practicable following the end of the applicable Plan Year.

(c)

Matching Contributions for EIP and MFIP Awards: Under the EIP, a percentage of an eligible Associate’s annual incentive award earned for a performance period beginning on or after January 1, 2002 is made in the form of an award of restricted stock shares or restricted stock units granted under the Bank of America Corporation 2003 Key Associate Stock Plan (or any successor stock plan). Similarly, under the MFIP, a percentage of an eligible Associate’s annual incentive award earned for a performance period beginning on or after January 1, 2006 is made in the form of an award of restricted mutual fund units granted under the MFIP. The remaining portion of the Associate’s annual incentive award is payable in cash. Only the portion of the Associate’s annual incentive award payable in cash is eligible for deferral under the 401(k) Plan or the Restoration Plan. However, for an Associate covered by the EIP or the MFIP who is eligible to receive matching contributions under the 401(k) Plan at the time when the cash portion of such annual incentive award is payable, the Associate’s

Participating Employer shall credit to the Participant’s Matching Contribution Restoration Account an amount equal to 5% of the “Principal Amount” (as defined in the EIP and the MFIP) with respect to such annual incentive award; provided, however, that in no event shall the combined matching contributions under Section 2.4(b), this Section 2.4(c) and the 401(k) Plan for the Plan Year exceed $12,500. For purposes of this Section, the EIP Principal Amount for an Associate who is in Band 0 shall be the amount communicated to the Global Human Resources Group by the Corporation’s Executive Compensation group as the EIP Principal Amount.

(d)

Make-up Contributions for Certain Legacy U.S. Trust Participants: For a Participant whose deferrals to the Restoration Plan reduce the amount of the Participant’s account benefit accruals under the Bank of America Pension Plan for Legacy U.S. Trust for a given Plan Year, the Participant’s Participating Employer shall credit to the Participant’s Make-up Contribution Restoration Account an amount equal to 5% of the amount by which the Participant’s plan-eligible compensation under the Bank of America Pension Plan for Legacy U.S. Trust was reduced because of the Participant’s deferrals to the Restoration Plan.

(e)

Payroll Taxes: The Global Human Resources Group may determine, in its sole and exclusive discretion, to deduct from the amount otherwise to be credited to the Matching Contribution Restoration Account of a Participant for a Plan Year an amount necessary to pay any related payroll taxes.

2.5	Account Adjustments

(a)

Account Adjustments for Deemed Investments: The Committee shall from time to time designate one or more investment vehicle(s) in which the Accounts of Participants shall be deemed to be invested. The investment vehicle(s) may be designated by reference to the investments available under other plans sponsored by a Participating Employer (including the 401(k) Plan). Each Participant shall designate the investment vehicle(s) in which his or her Account shall be deemed to be invested according to the procedures developed by the Global Human Resources Group, except as otherwise required by the terms of the Restoration Plan. No Participating Employer shall be under an obligation to acquire or invest in any of the deemed investment vehicle(s) under this subparagraph, and any acquisition of or investment in a deemed investment vehicle by a Participating Employer shall be made in the name of the Participating Employer and shall remain the sole property of the Participating Employer. The Committee shall also establish from time to time a default fund into which a Participant’s Account shall be deemed to be invested if the Participant fails to provide investment instructions pursuant to this Section 2.5(a). Effective January 1, 2009, such default fund shall be the applicable investment vehicle determined pursuant to the terms of the 401(k) Plan’s default investment provisions.

(b)

Periodic Account Adjustments: Each Account shall be adjusted from time to time at such intervals as determined by the Global Human Resources Group. The Global Human Resources Group may determine the frequency of account adjustments by reference to the frequency of account adjustments under another plan sponsored by a Participating Employer. The amount of the adjustment shall equal the amount that each Participant’s Account would have earned (or lost) for the period since the last adjustment had the Account actually been invested in the 401(k) Plan in the deemed investment vehicle(s) designated by the Participant for such period pursuant to Section 2.5(a). The Global Human Resources Group may establish any limitations on the frequency in which Participants may make investment designations under this Section 2.5 as the Global Human Resources Group may determine necessary or appropriate from time to time, including limitations related to frequent trading or market timing activities.

2.6	Vesting of Accounts

All Deferral Accounts and Make-up Contribution Accounts are fully (100%) vested. Because all 401(k) matching contributions are fully (100%) vested as of January 1, 2005, all Matching Contribution Restoration Accounts shall be fully (100%) vested for any active Associate who participates in the Restoration Plan from and after January 1, 2005. The vesting provisions of the Restoration Plan as in effect prior to January 1, 2005 shall continue to apply to any Associate who Terminated Employment with the Participating Employers prior to January 1, 2005.

2.7	Special Payment Elections

Each Participant who was in the active service of a Participating Employer on any date during 2005 was given the opportunity during 2005 to make a payment election applicable separately to the Participant’s (i) Pre-2005 Account and (ii) 2005 Account. The Participant could in each case elect from among the class year payment options set forth in Section 2.8(b), and such election was immediately effective. In the event a Participant covered by this Section 2.7 failed to make a payment election with respect to either the Participant’s Pre-2005 Account or 2005 Account, as applicable, the payment method shall be (x) the payment method most recently elected by the Participant under the Restoration Plan according to the records of the Global Human Resources Group, even if that prior payment election had not yet become effective, or (y) in the absence of any such prior payment election, a lump sum payment following Termination of Employment as set forth in Section 2.8(b). Any subsequent change to such payment election must comply with the requirements of Section 2.8(c). Payments pursuant to such election shall otherwise be subject to the requirements of Section 2.8, including without limitation the default lump sum payment rules of Section 2.8(d) and the special rules for certain “specified employees” pursuant to Section 2.8(i).

2.8	Distribution Provisions

(a)	Class Year Payment Elections

(i)

Class Year Deferrals: A Participant for a Plan Year beginning on or after January 1, 2006 shall elect from among the available forms of payment set forth in Section 2.8(b) the form of payment that shall apply to the Class Year Deferrals for such Plan Year. The class year payment election shall be made coincident with the deferral elections under Sections 2.3(b) and 2.3(c) for such Plan Year.

(ii)

Matching Contributions: As to the Class Year Deferrals comprised of all matching contributions credited after 2005 pursuant to Section 2.4 or any other amounts credited after 2005 pursuant to Section 2.12 for a Participant, the applicable class year payment election shall be made by the Participant coincident with the first time the Participant makes a deferral election under the Restoration Plan for any Plan Year beginning on or after January 1, 2006. Notwithstanding any provision of the Restoration Plan to the contrary, except for a withdrawal on account of an unforeseeable emergency pursuant to Section 2.8(h), such Class Year Deferrals shall not be payable until the Participant has Terminated Employment.

(iii)

Make-up Contributions: Notwithstanding any provision of the Restoration Plan to the contrary, except for a withdrawal on account of an unforeseeable emergency pursuant to Section 2.8(h), the Class Year Deferrals comprised of all make-up contributions credited pursuant to Section 2.4(d) for a Participant shall be payable as a lump sum payment following Termination of Employment as set forth in Section (b) unless the Participant changes the time of such payment pursuant to Section 2.8(c). In no event shall a Participant be able to change the form of such payment.

(b)

Available Forms of Payment: A Participant shall select from among the following forms of payment for each set of Class Year Deferrals. The Participant must select a single form of payment applicable to each set of Class Year Deferrals (i.e., a set of Class Year Deferrals may not be “split” among more than one form of payment):

(i)

Lump Sum Payment Following Termination of Employment: The balance of the applicable Class Year Deferrals shall be payable following the Participant’s Termination of Employment in a single cash payment.

(ii)	Lump Sum Payment In Specified Year: The balance of the applicable Class Year Deferrals shall be payable in the calendar year elected by the

Participant, not to exceed the calendar year in which the Participant attains age 75, in a single cash payment.

(iii)

Lump Sum Payment Upon Later of Termination of Employment or Specified Year: The balance of the applicable Class Year Deferrals shall be payable upon the later of the Participant’s Termination of Employment or the calendar year elected by the Participant, not to exceed the calendar year in which the Participant attains age 75, in a single cash payment.

(iv)

Annual Installments Following Termination of Employment: The balance of the applicable Class Year Deferrals shall be payable following the Participant’s Termination of Employment in annual installment payments over a period of years selected by the Participant not to exceed ten (10).

(v)

Annual Installments Commencing In Specified Year: The balance of the applicable Class Year Deferrals shall be payable commencing in the calendar year elected by the Participant, not to exceed the calendar year in which the Participant attains age 75, in annual installment payments over a period of years selected by the Participant not to exceed ten (10).

(vi)

Annual Installments Commencing Upon Later of Termination of Employment or Specified Year: The balance of the applicable Class Year Deferrals shall be payable commencing upon the later of the Participant’s Termination of Employment or the calendar year elected by the Participant, not to exceed the calendar year in which the Participant attains age 75, in annual installment payments over a period of years selected by the Participant not to exceed ten (10).

A Participant who fails to make a class year payment election for a set of Class Year Deferrals in accordance with the provisions of this Section 2.8(b) shall be deemed to have elected for such set of Class Year Deferrals a lump sum payment following Termination of Employment.

(c)

Subsequent Changes to Payment Elections: A Participant may change the time or form of payment elected under Section 2.8(b), or the time or form of payment subsequently elected under this Section 2.8(c), with respect to a set of Class Year Deferrals only if (i) such election is made at least 12 months prior to January 1 of the Plan Year in which the payment of the Class Year Deferrals would have otherwise commenced and (ii) the effect of such election is to defer commencement of such payments by at least 5 years.

(d)

Default Lump Sum Payment: Notwithstanding any provision herein to the contrary, a Participant’s entire Account balance shall be payable in a single cash payment following the Participant’s Termination of Employment if, as of the Participant’s date of Termination of Employment, either (i) the amount of the

Participant’s Account balance equals $50,000 or less or (ii) the Participant had less than 60 months of vesting service under the 401(k) Plan.

(e)	Timing of Lump Sum Payments:

(i)

Lump Sum Payment Following Termination of Employment: Class Year Deferrals payable as a lump following a Participant’s Termination of Employment shall be paid in a single cash payment to the Participant within ninety (90) days following the end of the Plan Year in which the Termination of Employment occurs; provided, however, that if the Global Human Resources Group is not notified of a Participant’s Termination of Employment until after the end of the Plan Year in which such Termination of Employment occurs, then payment shall be made by the end of the Plan Year following the Plan Year of Termination of Employment. Notwithstanding the foregoing, if the Class Year Deferrals comprised of all matching contributions credited after 2005 pursuant to Section 2.4 or any other amounts credited after 2005 pursuant to Section 2.12 for a Participant are payable as a lump sum following a Participant’s Termination of Employment, any matching contributions credited after the payment date described in the immediately preceding sentence shall be paid in a single cash payment to the Participant within ninety (90) days following the end of the Plan Year in which such matching contributions are credited. The Class Year Deferrals shall continue to be credited with adjustments under Section 2.5 as follows:

(A)

if the Participant Terminated Employment having satisfied the Rule of 60, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.5 through the last business day immediately preceding the payment date; and

(B)

for any other Participant, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.5 through the end of the Plan Year in which the Participant Terminates Employment (or, if applicable, through the end of a subsequent calendar year as determined by the Global Human Resources Group if the Global Human Resources Group is not notified of a Participant’s Termination of Employment until after the end of the Plan Year in which such Termination of Employment occurs), and thereafter through the last business day immediately preceding the payment date the Class Year Deferrals shall be deemed invested in the Stable Value Fund.

(ii)	Lump Sum Payment In Specified Year: For any Class Year Deferrals payable as a lump sum in a specified year elected by a Participant, the

Participant shall be paid during the first ninety (90) days of the applicable Plan Year of payment elected by the Participant a single cash payment in an amount equal to the balance of the Class Year Deferrals as of the last business day immediately preceding the payment date. If the Plan Year of payment is after the date of the Participant’s Termination of Employment, then:

(A)

if the Participant Terminated Employment having satisfied the Rule of 60, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.5 through the last business day immediately preceding the payment date; and

(B)

for any other Participant, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.5 through the end of the Plan Year in which the Participant Terminates Employment (or, if applicable, through the end of a subsequent calendar year as determined by the Global Human Resources Group if the Global Human Resources Group is not notified of a Participant’s Termination of Employment until after the end of the Plan Year in which such Termination of Employment occurs), and thereafter through the last business day immediately preceding the payment date the Class Year Deferrals shall be deemed invested in Stable Value Fund.

(f)	Timing of Annual Installments:

(i)

Annual Installments Following Termination of Employment: For any Class Year Deferrals payable as annual installments following Termination of Employment, the first installment shall be paid within ninety (90) days following the end of the Plan Year in which the Participant Terminates Employment with the Participating Employers; provided, however, that if the Global Human Resources Group is not notified of a Participant’s Termination of Employment until after the Plan Year in which the Termination of Employment occurs, then the first installment shall be paid by the end of the Plan Year following the Plan Year of Termination of Employment. Each subsequent installment shall be paid within ninety (90) days following the end of each subsequent Plan Year during the selected payment period. The amount of each installment payment shall equal the balance of the Class Year Deferrals as of the last business day immediately preceding the applicable payment date divided by the number of remaining installments (including the installment then payable). For a Participant who Terminates Employment with the Participating Employers having satisfied the Rule of 60, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.5 through the last business day immediately preceding the final payment. For any other Participant, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.5 through the end of the Plan Year in which the Participant Terminates Employment (or, if applicable, through the end of a subsequent calendar year as determined by the Global Human Resources Group if the Global Human Resources Group is not notified of a Participant’s Termination of Employment until after the end of the Plan Year in which such Termination of Employment occurs), and thereafter until the last business day immediately preceding the final payment the Class Year Deferrals shall be deemed invested in the Stable Value Fund.

(ii)

Annual Installments Commencing In Specified Year: For any Class Year Deferrals payable as annual installments commencing in a specified year elected by a Participant, the first annual installment shall be payable during the first ninety (90) days of the applicable Plan Year of commencement elected by the Participant. Each subsequent installment shall be paid within ninety (90) days following the end of each subsequent Plan Year during the selected payment period. The amount of each installment payment shall equal the balance of the Class Year Deferrals as of last business day immediately preceding the applicable payment date divided by the number of remaining installments (including the installment then payable). If the Participant Terminates Employment with the Participating Employers before or during the installment payment period, then:

(A)

if the Participant Terminated Employment having satisfied the Rule of 60, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.5 through the last business day immediately preceding the final payment; and

(B)

for any other Participant, the Participant shall continue to be eligible to elect from among the available deemed investment vehicles pursuant to Section 2.5 through the end of the Plan Year in which the Participant Terminates Employment (or, if applicable, through the end of a subsequent calendar year as determined by the Global Human Resources Group if the Global Human Resources Group is not notified of a Participant’s Termination of Employment until after the end of the Plan Year in which such Termination of Employment occurs), and thereafter until the last business day immediately preceding the final payment the Class Year Deferrals shall be deemed invested in the Stable Value Fund.

(g)

Death of a Participant: If a Participant dies before having been paid the entire balance of the Participant’s Account (including a Participant receiving installment payments), the remaining unpaid balance of the Account shall be payable to the Participant’s Beneficiary in a single cash payment within ninety (90) days following the end of the Plan Year in which the Participant dies; provided, however, that if the Global Human Resources Group is not notified of a Participant’s death until more than ninety (90) days after the end of the Plan Year in which such death occurs, then payment shall be made within ninety (90) days after the end of the Plan Year in which such notice of death is received by the Global Human Resources Group. The Account shall be deemed invested in the Stable Value Fund from the date notice of death is received by the Global Human Resources Group until the last business day immediately preceding the final payment of the Account.

(h)

Withdrawals on Account of an Unforeseeable Emergency: A Participant may, in the Global Human Resources Group’s sole discretion, receive a refund of all or any part of the amounts previously credited to the Participant’s Accounts in the case of an “unforeseeable emergency.” A Participant requesting a payment pursuant to this Section shall have the burden of proof of establishing, to the Global Human Resources Group’s satisfaction, the existence of such “unforeseeable emergency,” and the amount of the payment needed to satisfy the same. In that regard, the Participant shall provide the Global Human Resources Group with such financial data and information as the Global Human Resources Group may request. If the Global Human Resources Group determines that a payment should be made to a Participant under this Section, such payment shall be made within a reasonable time after the Global Human Resources Group’s determination of the existence of such “unforeseeable emergency” and the amount of payment so needed. The Global Human Resources Group may in its discretion establish the order in which amounts shall be withdrawn under this Section from a Participant’s Accounts. As used herein, the term “unforeseeable emergency” means a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that shall constitute an “unforeseeable emergency” shall depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Examples of what are not considered to be “unforeseeable emergencies” include the need to send a Participant’s child to college or the purchase of a home. Withdrawals of amounts because of an “unforeseeable emergency” shall not exceed an amount reasonably needed to satisfy the emergency need. The Global Human Resources Group shall also permit an “unforeseeable emergency” request to be made under this subsection (h) by a Participant’s Beneficiary following the Participant’s death.

(i)

Special Provisions for “Specified Employees”: Notwithstanding any provision in the Restoration Plan to the contrary, to the extent applicable, in no event shall any payment hereunder be made to a “specified employee” within the meaning of Section 409A of the Code and the Bank of America 409A Policy earlier than 6 months after the date of the Participant’s Termination of Employment, except in connection with the Participant’s death.

2.9	General Payment Provisions

(a)

Payments for Participants Who Terminated Employment Prior to 2005: Payments to any Participant who Terminated Employment prior to 2005 shall be made in accordance with the provisions of the Restoration Plan as in effect prior to 2005.

(b)

Other Payment Provisions: To be effective, any elections under Sections 2.7 or 2.8 shall be made on such form, at such time and pursuant to such procedures as determined by the Global Human Resources Group in its sole discretion from time to time. Any deferral or payment hereunder shall be subject to applicable payroll and withholding taxes. In the event any amount becomes payable under the provisions of the Restoration Plan to a Participant, Beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person’s fiduciary (or attorney-in-fact in the case of an incompetent) as the Global Human Resources Group, in its sole discretion, may decide, and the Global Human Resources Group shall not be liable to any person for any such decision or any payment pursuant thereto.

2.10	Catch-Up Contributions

Certain Eligible Associates may become eligible under the 401(k) Plan to make “catch-up” contributions (within the meaning of Section 414(v) of the Code). Any such catch-up contributions made to the 401(k) Plan shall not in any manner affect the determination of the amount of deferrals to the Restoration Plan under Section 2.3. Instead, such catch-up contributions shall be in addition to the aggregate combined deferrals elected to the 401(k) Plan and Restoration Plan hereunder.

2.11	Special Provisions Related to Completion Incentives

For an Eligible Associate who receives a Completion Incentive in a Plan Year which relates to one or more prior Plan Years, the following provisions shall apply:

(a)	The Global Human Resources Group, upon consultation with the appropriate business unit, shall allocate the Completion Incentive among the applicable Plan Years for which it was deemed earned.

(b)	Any deferral under Section 2.3 shall be determined separately with respect to the Restoration Plan deferral election (if any) in effect for each Plan Year for which the Completion Incentive was deemed earned. The applicable Restoration Plan deferral election in effect for each such Plan Year shall be applied against the portion of the Completion Incentive allocated to such Plan Year under subparagraph (a). Any such portion of the Completion Incentive deferred under the Restoration Plan with respect to a Plan Year shall be part of the Class Year Deferrals for that Plan Year.

(c)

Each deferral to the Restoration Plan with respect to the Completion Incentive determined under subparagraph (b) shall be eligible for a matching contribution under the Restoration Plan in accordance with, and subject to, the provisions of Section 2.4. Such matching contributions shall be determined separately with respect to each Plan Year for which the Completion Incentive was deemed earned.

(d)

Although the Completion Incentive may relate to one or more prior Plan Years, the related deferrals and matching contributions to be made under subparagraphs (b) and (c) shall be credited in an administratively reasonable time following notification to the Global Human Resources Group of the Completion Incentive having been paid without any adjustment for earnings.

2.12	Other Contributions

The Participating Employers may from time to time, in their sole and exclusive discretion, elect to credit a Participant’s Account with additional amounts not otherwise contemplated by this Article II.

ARTICLE III

PLAN ADMINISTRATION

3.1	Committee

The Restoration Plan shall be administered by the “committee” under (and as defined in) the 401(k) Plan (although certain provisions of the Restoration Plan shall be administered by the Global Human Resources Group as specified herein). The Committee shall have full discretionary authority to interpret the provisions of the Plan, and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the requirements of Section 503 of ERISA. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned. No member of the Committee who is a Participant in the Restoration Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to such member (or to such member’s Beneficiaries). Not in limitation, but in amplification, of the foregoing provisions of this Section, the Committee has the duty and power to modify or supplement any Plan accounting method, practice or procedure, make any adjustments to accounts or modify or supplement any other aspect of the operation or administration of the Plan in such manner and to such extent consistent with and permitted by the Code that the Committee deems necessary or appropriate to correct errors and mistakes, to effect proper and equitable account adjustments or otherwise to ensure the proper and appropriate administration and operation of the Plan.

ARTICLE IV

AMENDMENT AND TERMINATION

4.1	Amendment and Termination

The Corporation shall have the right and power at any time and from time to time to amend the Restoration Plan in whole or in part, on behalf of all Participating Employers, and at any time to terminate the Restoration Plan or any Participating Employer’s participation hereunder; provided, however, that no such amendment or termination shall reduce the amount actually credited to the Account(s) of any Participant (or beneficiary of a deceased Participant) on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected person. To the extent permitted by Section 409A of the Code, in connection with any termination of the Restoration Plan the Corporation shall have the authority to cause the Accounts of all Participants (and beneficiary of any deceased Participants) to be paid in a single sum payment as of a date determined by the Corporation or to otherwise accelerate the payment of all Accounts in such manner as the Corporation shall determine in its discretion.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.1	Nature of Plan and Rights

The Restoration Plan is unfunded and intended to constitute an incentive and deferred compensation plan for a select group of officers and key management employees of the Participating Employers. If necessary to preserve the above intended plan status, the Committee, in its sole discretion, reserves the right to limit or reduce the number of actual Participants and otherwise to take any remedial or curative action that the Committee deems necessary or advisable. The Accounts established and maintained under the Restoration Plan by a Participating Employer are for accounting purposes only and shall not be deemed or construed to create a trust fund of any kind or to grant a property interest of any kind to any Associate, designated beneficiary or estate. The amounts credited by a Participating Employer to such Accounts are and for all purposes shall continue to be a part of the general assets of such Participating Employer, and to the extent that an Associate, beneficiary or estate acquires a right to receive payments from such Participating Employer pursuant to the Restoration Plan, such right shall be no greater than the right of any unsecured general creditor of such Participating Employer.

5.2	Spendthrift Provision

A Participant’s or Beneficiary’s rights and interests under the Plan may not be assigned or transferred by the Participant or Beneficiary. In that regard, no part of any amounts credited or payable hereunder shall, prior to actual payment, (i) be subject to seizure, attachment, garnishment or sequestration for the payment of debts, judgments, alimony or separate maintenance owed by the Participant or any other person, (ii) be transferable by operation of law in the event of the Participant’s or any person’s bankruptcy or insolvency or (iii) be transferable to a spouse as a result of a property settlement or otherwise. Notwithstanding the foregoing, the Participating Employers shall have the right to offset from a Participant’s unpaid benefits under the Restoration Plan any amounts due and owing from the Participant to the extent permitted by law.

5.3	Limitation of Rights

Neither the establishment of the Restoration Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Company, any Participating Employer, or the Committee. In no event will the Plan be deemed to constitute a contract between any Employee and the Company, a Participating Employer, or the Committee. The Plan shall not be deemed to be consideration for, or an inducement for, the performance of services by an employee of a Participating Employer.

5.4	Adoption by Other Participating Employers

The Restoration Plan may be adopted by any Participating Employer participating under the 401(k) Plan, such adoption to be effective as of the date specified by such Participating Employer at the time of adoption.

5.5	Governing Law

The Restoration Plan shall be construed, administered and governed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by federal law.

5.6	Merged Plans

(a)

Merger of Plans: From time to time the Participating Employers may cause other nonqualified plans to be merged into the Restoration Plan. Schedule 5.6 attached hereto sets forth the names of the plans that merged into the Restoration Plan by April 6, 2009 and their respective merger dates. Schedule 5.6 shall be updated from time to time to reflect mergers after April 6, 2009.

(b)

Effect of Merger of Plans: Upon such a merger, the account balance(s) immediately prior to the date of merger of each participant in the merged plan shall be transferred and credited as of the merger date to one or more accounts established under the Restoration Plan for such participant, including without limitation a predecessor company Account as determined by the Global Human Resources Group. From and after the merger date, the participant’s rights shall be determined under the Restoration Plan, and the participant shall be subject to all of the restrictions, limitations and other terms and provisions of the Restoration Plan. Not in limitation of the foregoing, each Restoration Plan Account established for the participant as a result of the merger shall be periodically adjusted when and as provided in Section 2.5 hereof as in effect from time to time and shall be paid at such time and in such manner as provided in Section 2.7 and Section 2.8 hereof, except to the extent otherwise provided on Schedule 5.6. The Global Human Resources Group shall, in its discretion, establish any procedures it deems necessary or advisable in order to administer any such plan mergers, including without limitation procedures for transitioning from the method of account adjustments under the prior plan to the methods provided for under the Restoration Plan. The Global Human Resources Group may also establish any special distribution or other rules with respect to such balances, which such special rules shall be specified on Schedule 5.6.

5.7	Status Under ERISA

The Restoration Plan is maintained for purposes of providing deferred compensation for a select group of management or highly compensated employees. In addition, to the extent that the Restoration Plan makes up benefits limited under the 401(k) Plan as a result of

Section 415 of the Code, the Restoration Plan shall be considered an “excess benefit plan” within the meaning of ERISA.

5.8	Compliance With Section 409A Of The Code

The Restoration Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Restoration Plan to the contrary, the Restoration Plan shall be interpreted, operated and administered in a manner consistent with this intent.

5.9	Severability

If any provision of the Restoration Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

5.10	Headings and Subheadings

Headings and subheadings are inserted for convenience only and are not to be considered in the construction of the provisions of the Restoration Plan.

5.11	Social Security Tax

Subject to the requirements of Section 3121(v)(2) of the Code, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act (“FICA”) taxes on a Participant’s Restoration Plan benefit or account are paid and whether any portion of such FICA taxes shall be withheld from the Participant’s wages or deducted from the participant’s benefit or account.

5.12	Claims Procedure

Any claim for benefits under the Restoration Plan by a Participant or Beneficiary shall be made in accordance with the claims procedures set forth in the 401(k) Plan.

5.13	Limited Effect Of Restatement

Notwithstanding anything to the contrary contained in the Restoration Plan, to the extent permitted by ERISA and the Code, this instrument shall not affect the availability, amount, form or method of payment of benefits being paid before the effective date hereof to any Participant or former Participant (or a Beneficiary of either) in the Restoration Plan who is not an active participant on or after the effective date hereof, said availability, amount, form or method of payment of benefits, if any, to be determined in accordance with the applicable provisions of the Restoration Plan as in effect prior to the effective date hereof.

5.14	Binding Effect

The Restoration Plan (including any and all amendments thereto) shall be binding upon the Participating Employers, their respective successors and assigns, and upon the Participants and their Beneficiaries and their respective heirs, executors, administrators, personal representatives and all other persons claiming by, under or through any of them.

IN WITNESS WHEREOF, this instrument has been executed by the Corporation on the 3rd day of September, 2009 and effective as of January 1, 2009.

BANK OF AMERICA CORPORATION

By:	/s/ Mark S. Behnke
Mark S. Behnke Global Compensation, Benefits and Shared Services Executive

SCHEDULE 5.6

MERGED PLANS AS OF APRIL 6, 2009

Plan Name	Date of Merger

C&S Policy Committee Supplemental Savings Plan	December 31, 2002

C&S Key Executive Supplemental Savings Plan	December 31, 2002

C&S/Sovran Supplemental Retirement Plan for Former Sovran Executives (Thrift Restoration Benefits)	December 31, 2002

First & Merchants Corporation Deferred Management Incentive Compensation Plan	March 31, 1993

Sovran Deferred Compensation Plan	March 31, 1993

NationsBank of Texas, N.A. Profit Sharing Restoration Plan	March 31, 1993

Thrift Plan Reserve Account Maintained Under the NationsBank Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan	March 31, 1993

Bank South Executive Bonus Deferral Plan	July 1, 1996

Boatmen’s Bancshares, Inc. Executive Deferred Compensation Plan	December 31, 1997

Fourth Financial Corporation Executive Deferred Compensation Plan	December 31, 1997

NationsBank Corporation Key Employee Deferral Plan	April 1, 1998

Deferred compensation components of the NationsBank Corporation Executive Incentive Compensation Plan	April 1, 1998

Management Excess Savings Plan of Barnett Banks, Inc. and its Affiliates	December 31, 1998

BankAmerica Deferred Compensation Plan	June 30, 2000

BankAmerica Supplemental Retirement Plan	June 30, 2000

ABN AMRO Group Supplemental Savings Plan	April 1, 2008

Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan	April 6, 2009

I.	Special Rules Applicable to Former Participants of and Balances Merged from the ABN AMRO Group Supplemental Savings Plan (“SSP”):

(a)

Special Payment Elections: Each Participant with an account balance(s) merged from the ABN AMRO Group Supplemental Savings Plan (“SSP Account Balance(s)”) who was in the active service of a Participating Employer on April 1, 2008 was given the opportunity during 2008 to make a payment election applicable to the Participant’s SSP Account Balance(s). The Participant could elect from among the class year payment options set forth in Section 2.8(b), and such election was immediately effective. Notwithstanding the foregoing, such payment election was not applicable to any amounts otherwise payable in 2008 and did not cause any amounts to be paid in 2008 that would not otherwise be payable in such year. In the event a Participant covered by this Schedule 5.6(I)(a) failed to make a payment election with respect to the Participant’s SSP Account Balance(s), the payment method shall be a lump sum payment following Termination of Employment as set forth in Section 2.8(b). Any subsequent change to such payment election must comply with the requirements of Section 2.8(c). Payments pursuant to such election shall otherwise be subject to the requirements of Section 2.8, including the default lump sum payment rules of Section 2.8(d) and the special rules for certain “specified employees” pursuant to Section 2.8(i). Notwithstanding the foregoing sentence, no default lump sum payment was made pursuant to Section 2.8(d) if such payment would have caused any amounts to be paid in 2008 that would not otherwise have been payable in such year.

(b)

Payment Rule Applicable to Terminated SSP Participants The SSP Account Balance(s) of each Participant who was not in the active service of a Participating Employer on April 1, 2008 shall be paid to the Participant at the time and in the form applicable to the Participant’s account balance(s) under the SSP on March 31, 2008. Each such Participant shall not have the opportunity to make any subsequent change to the payment election applicable to the Participant’s SSP Account Balance(s) under the SSP on March 31, 2008 as provided in Section 2.8(c). In all other respects, each such Participant’s rights shall be determined under the Restoration Plan, and each such Participant shall be subject to all of the restrictions, limitations and other terms and provisions of the Restoration Plan, including the special rules for certain “specified employees” pursuant to Section 2.8(i), but excluding the default lump sum payment rules of Section 2.8(d).

(c)

Ongoing Restoration Plan Participation: No former participant in the SSP shall be eligible to otherwise participate in the Restoration Plan unless such participant becomes eligible to participate in the Restoration Plan under Section 2.1.

II.	Special Rules Applicable to Former Participants of and Balances Merged from the Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan (“SSIP”):

(a)

Payment Rule Applicable to SSIP Participants The account balance(s) merged from the Countrywide Financial Corporation Supplemental Savings and Investment Deferred Compensation Plan (“SSIP Account Balance(s)”) on April 6, 2009 shall be paid to each applicable Participant at the time and in the form applicable to the Participant’s account balance(s) under the SSIP on April 5, 2009. Each such Participant shall not have the opportunity to make any subsequent change to the payment election applicable to the Participant’s SSIP Account Balance(s) under the SSIP on April 5, 2009 as provided in Section 2.8(c). In all other respects, each such Participant’s rights shall be determined under the Restoration Plan, and each such Participant shall be subject to all of the restrictions, limitations and other terms and provisions of the Restoration Plan, including the special rules for certain “specified employees” pursuant to Section 2.8(i), but excluding the default lump sum payment rules of Section 2.8(d).

(b)

Ongoing Restoration Plan Participation: No former participant in the SSIP shall be eligible to otherwise participate in the Restoration Plan unless such participant becomes eligible to participate in the Restoration Plan under Section 2.1.